EXHIBIT 23.1

Pannell  Kerr  Forster

                                            [Letterhead of Pannell Kerr Forster]


November 6,  2003


Mr.  Andrew  Seokwoo  Lee
CyPacific  Trading  Inc.
c/o  Penn  Capital  Canada  Ltd.
16th  Floor,  543  Granville  Street
Vancouver,  B.C.
V6C  1X8

RE:  CYPACIFIC  TRADING  INC.'S  REGISTRATION  STATEMENT  ON  FORM  F-1
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We consent to the reference to our firm under the caption "Interest of Named
Experts and Counsel" and to the use of our report dated May 8, 2003, in the Amendment No. 2 to Form F-1 registration statement and related Prospectus of CyPacific Trading Inc. for the registration of shares of its common stock to be sold by selling shareholder.

/S/  Pannell  Kerr  Forster
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Pannell  Kerr  Forster,  Chartered  Accountants

Vancouver,  British  Columbia
November 6, 2003